UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 22, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In March 2018, the Board of Directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) appointed Benjamin Wolin and Lisa Colleran as members of the Board.  Subsequent to their appointment, the newly augmented Board conducted a thorough review of the Company’s business, including an evaluation of management.  Following this review, the Board convened a meeting on May 22, 2018, at which time the Board voted to terminate the employment of Robert Chioini as President and Chief Executive Officer, effective immediately.  Pursuant to the terms of Mr. Chioini’s employment agreement, and as a result of the termination of his employment, Mr. Chioini is also deemed to have resigned all employment and related job duties and responsibilities with the Company, including without limitation any and all positions on any committees or boards of the Company.

Following the May 22, 2018 Board meeting and without authorization, Mr. Chioini and Thomas Klema, Vice President, Chief Financial Officer, Treasurer and Secretary, filed a Current Report on Form 8-K making certain assertions regarding the independent directors who voted in favor of Mr. Chioini’s removal. The assertions contained in this filing are unrelated to the Board’s action to terminate Mr. Chioini from his roles.

Due to the conduct of Mr. Klema in connection with and following the termination of Mr. Chioini, including causing the filing of the unauthorized Current Report on Form 8-K, the independent directors of the Board have voted to remove Mr. Klema from his roles at the Company as well, which removal will be formally made effective by the Board at the earliest practicable date.

Also on May 22, 2018, the Board created a Special Transition Committee comprised of three independent directors, Benjamin Wolin, Lisa Colleran and John Cooper, to provide board-level oversight of the Company’s strategic direction and day-to-day operations during the Company’s transition.  The Board has not appointed a successor to replace Mr. Chioini but has initiated a formal search process and retained an executive search firm to identify a permanent replacement for Mr. Chioini.

The foregoing summary does not purport to be a complete description of the terms of Mr. Chioini’s Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.74.

Item 8.01                                           Other Events.

On May 22, 2018, the Company issued a press release announcing the termination of Mr. Chioini as President and Chief Executive Officer of the Company. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.                              The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

10.74	Employment Agreement, dated March 7, 2018, by and between the Company and Robert L. Chioini (Company’s Form 8-K filed on March 13, 2018).

99.1	Press Release, dated May 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: May 23, 2018	By:	/s/ Benjamin Wolin
Benjamin Wolin
Chairman of the Board